UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2019

Commission File Number 001-31921

Compass Minerals International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9900 West 109th Street

Suite 100

Overland Park, KS 66210

(913) 344-9200

(Address of principal executive offices, zip code and telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Compensation of Chief Executive Officer

On April 19, 2019, Compass Minerals International, Inc. (the “Company”) entered into an Employment Agreement with Kevin S. Crutchfield to serve as the Company’s President and Chief Executive Officer (the “Employment Agreement”) and as a member of the Company’s Board of Directors (the “Board”), effective May 7, 2019.

The Employment Agreement has a three year term, but automatically extends for successive one-year periods unless the Company provides 60-days’ advance written notice of non-renewal, or unless earlier terminated. Under the terms of the Employment Agreement, Mr. Crutchfield will be entitled to an annual base salary of $1,050,000 per year, an annual incentive compensation bonus with a target of at least 125% of his annual base salary and annual long-term equity awards with a value of at least 325% of his annual base salary.

The Employment Agreement provides that, for 2019, Mr. Crutchfield will be granted 32,274 performance stock units based on the Company’s ROIC performance and 27,839 performance stock units based on the Company’s rTSR performance (the same performance objectives governing the awards granted to the Company’s other executive officers on April 1, 2019), which will vest on April 1, 2022. Mr. Crutchfield will also be granted a make-whole inducement equity award consisting of 47,170 restricted stock units and stock options to purchase 252,245 shares of common stock, each vesting in substantially equal annual installments over a three-year period.

If the Company terminates Mr. Crutchfield’s employment without Cause or does not renew the Employment Agreement or if Mr. Crutchfield terminates his employment for Good Reason (each as defined in the Employment Agreement), he will be entitled to a pro-rated annual incentive compensation bonus through the date of termination at the target level for such year and an amount equal to the sum of 24 months’ of his base salary and two times his target bonus, payable in a single lump sum. In addition, he will receive reimbursement up to a maximum of 18 months for premium payments for COBRA coverage and immediate vesting of all stock options and restricted stock units granted through the date of termination. All unvested performance stock units will be forfeited.

Unless otherwise provided for in the Employment Agreement, the treatment of Mr. Crutchfield’s equity awards will be determined by the Company’s 2015 Incentive Award Plan, equity rules and the applicable award agreements.

If Mr. Crutchfield’s employment terminates as a result of his death or disability, his make-whole inducement award will fully vest immediately, and he will receive a pro-rated annual incentive compensation bonus through the date of termination at the target level and continued health benefits for 18 months, in the case of death, or the length of the period he is receiving disability benefits under the Company’s benefit policies, in the case of disability.

Mr. Crutchfield and the Company also entered into a Restrictive Covenant Agreement, a Confidentiality Agreement and a Change in Control Severance Agreement, in each case generally consistent with the Company’s standard forms for executive officers. Pursuant to the Restrictive Covenant Agreement, for a period of two years post-termination for any reason, Mr. Crutchfield will be subject to a non-solicit covenant applying to employees and customers and a non-compete covenant. Pursuant to the Change in Control Severance Agreement, if the Company terminates Mr. Crutchfield’s employment without Cause or does not renew the Employment Agreement or if Mr. Crutchfield terminates his employment for Good Reason, in each case within the two years following a Change in Control (each as defined in the Change in Control Severance Agreement), Mr. Crutchfield will be entitled to receive an amount equal to 2.5 times the sum of (i) his base salary and (ii) the higher of his average bonus over the three years prior to the date of termination and his annual target bonus, payable in a single lump sum, and continued benefits for 18 months, subject to reduction if his payments would otherwise trigger Section 280G of the Internal Revenue Code and such a reduction would result in him receiving a greater after-tax amount of payments.

To be eligible for the severance payments described above under either the Employment Agreement or the Change in Control Severance Agreement, Mr. Crutchfield will be required to execute a release of claims against the Company and be in compliance in all material respects with his Restrictive Covenant Agreement and his Confidentiality Agreement.

Mr. Crutchfield will also receive relocation benefits commensurate with executive level employees.

The description of the Employment Agreement contained in this Form 8-K is not intended to be complete, and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1.

Non-Executive Chairman of the Board

Richard S. Grant, who is serving as the Chairman of the Board and Interim Chief Executive Officer and President, will resume his independent Board of Director service as Non-Executive Chairman of the Board effective May 7, 2019. He will also rejoin the Audit, Compensation and Nominating/Corporate Governance Committees of the Board.

Size of the Board of Directors and Board Appointment

Effective May 7, 2019, the Board increased the size of the Board from nine directors to ten directors in connection with Mr. Crutchfield’s appointment as a Class III director with a term expiring at the Company’s 2021 annual meeting of stockholder. Mr. Crutchfield will serve on the Environmental, Health and Safety Committee of the Board. Mr. Crutchfield and the Company will enter into the Company’s standard form of indemnification agreement for directors.

There is no arrangement or understanding between Mr. Crutchfield and any other person pursuant to which Mr. Crutchfield was appointed as a director, other than his service as the Company’s President and Chief Executive Officer. Furthermore, there are no transactions between Mr. Crutchfield (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing Mr. Crutchfield’s appointment on April 23, 2019. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated April 19, 2019, between Compass Minerals International, Inc. and Kevin S. Crutchfield

99.1	Press Release issued by Compass Minerals International, Inc. on April 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: April 23, 2019	By:	/s/ Diana C. Toman
Name: Diana C. Toman
Title: Senior Vice President, General Counsel and Corporate Secretary